SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 16, 2009

MERIDIAN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-14902	31-0888197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(513) 271-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On July 16, 2009, the Registrant issued a press release announcing announcing its financial results for the fiscal quarter ended June 30, 2009.  A copy of the press release is furnished as Exhibit 99 to this report and is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory
       Arrangements of Certain Officers.

On July 16, 2009, the Board of Directors of the Company elected James M. Anderson as a director.

Mr. Anderson, age 67, is President and Chief Executive Officer of Cincinnati Children’s Hospital Medical Center. His appointment as President and CEO in 1996 followed 20 years of service to the Cincinnati Children’s board of trustees, including four years as chairman, as well as involvement on the Executive, Finance, Investment and Compensation, Personnel and Nominating committees. He was recently appointed chairman of the Board of the Cincinnati Branch of the Federal Reserve Bank of Cleveland.

Prior to joining the staff of Cincinnati Children’s, Mr. Anderson was a partner in the general corporate department at an unrelated Cincinnati-based law firm for 24 years (1968-1977; 1982-96) and president of US operations at Xomox Corporation (1977-82), a publicly traded manufacturer of specialty process controls.

There is no arrangement or understanding between Mr. Anderson and any other person pursuant to which Mr. Anderson was elected as a director of the Company. There are no transactions in which Mr. Anderson has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Pursuant to its 2004 Equity Compensation Plan, the Company granted Mr. Anderson options to purchase 2,317 shares of common stock on July 16, 2009.  The Board has not appointed Mr. Anderson to any committees at this time.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits:

           The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

99	Press Release dated July 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN BIOSCIENCE, INC.

Date: July 22, 2009	By:	/s/ Melissa A. Lueke
Melissa A. Lueke
Vice President and Chief Financial Officer
(Principal Accounting Officer)